UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 29, 2008

FIRSTBANK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)	48801 (Zip Code)

Registrant’s telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Effective January 28, 2008, the Board of Directors of Firstbank Corporation elected Mr. Paul Williams as Controller of Firstbank Corporation. Mr. Williams had previously served as Vice President and Chief Financial Officer of Firstbank – West Michigan. There is no arrangement or understanding between Mr. Williams and any third party pursuant to which he was selected as an officer. Mr. Williams does not have any family relationship with any director or executive officer of Firstbank Corporation.

        Effective January 28, 2008, the Board of Directors of Firstbank Corporation elected Mr. Richard Rice as Vice President – Accounting and Operations of Firstbank Corporation. Mr. Rice had previously served as Controller of Firstbank Corporation. There is no arrangement or understanding between Mr. Williams and any third party pursuant to which he was selected as an officer. Mr. Rice does not have any family relationship with any director or executive officer of Firstbank Corporation.

Section 8.01      Other Events

        On January 29, 2008, Firstbank Corporation issued a press release announcing a $0.225 per share quarterly dividend which will be paid March 13, 2008 to shareholders of record as of February 22, 2008.

Section 9.01      Financial Statements and Exhibits

(c)	Exhibit

99.1	Press Release Dated January 29, 2008 regarding officer appointments.

99.2	Press Release Dated January 29, 2008 regarding dividend.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 29, 2008	FIRSTBANK CORPORATION (Registrant) By: /s/ Samuel G. Stone —————————————— Samuel G. Stone Executive Vice President and CFO